Exhibit 15.4

Our Vessels

The table below shows the vessels chartered or owned by us and Transpetro as of December 31, 2019:

	Vessel	Owned /Chatered	Capacity (deadweight tonnage)
Owned/ Chartered by Transpetro	Abdias Nascimento	Owned	157,055
	Andre Rebouças	Owned	156,523
	Angra dos Reis	Chartered	105,165
	Anita Garibaldi	Owned	72,786
	Ataulfo Alves	Owned	150,880
	Barbosa Lima Sobrinho	Owned	5,093
	Carlos Drummond de Andrade	Owned	114,366
	Cartola	Owned	150,880
	Castro Alves	Owned	114,562
	Celso Furtado	Owned	48,502
	Dan Cisne	Chartered	59,336
	Dan Sabiá	Chartered	59,317
	Darcy Ribeiro	Owned	5,097
	Dilya	Owned	17,745
	Diva	Owned	17,718
	Dragão do Mar	Owned	156,502
	Fortaleza Knutsen	Chartered	106,316
	Garrincha	Owned	114,441
	Gilberto Freyre	Owned	2,573
	Grajaú	Owned	8,875
	Gurupá	Owned	8,907
	Gurupi	Owned	8,890
	Henrique Dias	Owned	156,505
	João Cândido	Owned	156,980
	Jorge Amado	Owned	2,537
	José Alencar	Owned	48,573
	José do Patrocínio	Owned	156,726
	Lindóia BR	Owned	44,582
	Livramento	Owned	44,582
	Lorena BR	Owned	44,928
	Lucio Costa	Owned	5,097
	Machado de Assis	Owned	156,829
	Madre de Deus	Chartered	105,283
	Maísa	Owned	17,674
	Marcílio Dias	Owned	156,541
	Marta	Owned	17,812
	Milton Santos	Owned	156,629
	Nara	Owned	17,762
	Navion Bergen	Chartered	104,102
	Navion Gothenburg	Chartered	152,244
	Navion Stavanger	Chartered	148,729
	Neusa	Owned	17,738
	Nilza	Owned	17,754
	Norma	Owned	17,720
	Olavo Bilac	Owned	114,700
	Oscar Niemeyer	Owned	5,079
	Pedreiras	Owned	55,067
	Piraí	Owned	66,672
	Pirajuí	Owned	66,721
	Portinari	Owned	114,435
	Recife Knutsen	Chartered	105,560
	Rio Grande	Chartered	105,224
	Rômulo Almeida	Owned	48,449
	São Luís	Chartered	105,212
	São Sebastião	Chartered	105,190
	Sérgio Buarque de Holanda	Owned	48,573
	Sestrea	Chartered	162,756
	Storviken	Chartered	152,013
	Zumbi dos Palmares	Owned	156,492

Subtotal Owned/ Chartered by Transpetro		59	4,800,999

	Vessel	Owned /Chatered	Capacity (deadweight tonnage)

Chartered by Us	Afrodite	Chartered	53,082
	Ajax	Chartered	53,095
	Alessandro Volta	Chartered	29,300
	Alexandros II	Chartered	51,257
	Alhena	Chartered	52,420
	Aliakmon	Chartered	46,792
	Altair	Chartered	50,583
	Amazon Explorer	Chartered	72,910
	Amazon Gladiator	Chartered	72,910
	Amelia Pacific	Chartered	45,811
	Anfa	Chartered	47,975
	Anikitos	Chartered	50,082
	Ariadne	Chartered	53,021
	Aris	Chartered	53,106
	Aris II	Chartered	51,218
	Aristotelis II	Chartered	51,225
	Assos	Chartered	47,872
	Avax	Chartered	47,834
	Axios	Chartered	47,781
	Ayrton II	Chartered	51,260
	Brasil 2014	Chartered	155,709
	Buddha	Chartered	46,048
	BW Prince	Chartered	54,368
	Clyde	Chartered	49,999
	Davis Sea	Chartered	106,062
	Eagle Paraiba	Chartered	105,153
	Eagle Parana	Chartered	105,048
	Eco Nical	Chartered	6,407
	Elandra Maple	Chartered	49,999
	Elektra	Chartered	52,422
	Elka Leblon	Chartered	154,846
	Elka Parana	Chartered	155,010
	Endless Summer	Chartered	49,999
	Epic Baluan	Chartered	7,187
	Epic St. George	Chartered	5,350
	Evros	Chartered	47,120
	Falcon Iris	Chartered	50,927
	Falcon Maryam	Chartered	46,121
	Falcon Nostos	Chartered	51,371
	Flumar Brasil	Chartered	51,188
	Forte de Copacabana	Chartered	8,843
	Grand	Chartered	50,129
	Horizon Armonia	Chartered	50,326
	Horizon Ekavi	Chartered	51,099
	Horizon Electra	Chartered	51,069
	Izumo Princess	Chartered	105,374
	Luigi Lagrange	Chartered	29,191
	Maersk Kalea	Chartered	38,850
	Maersk Maru	Chartered	48,020
	Mambo	Chartered	45,967
	Motivator	Chartered	54,901
	Ocean Spirit	Chartered	49,995
	Pacific Onyx	Chartered	49,996
	Pacific Zircon	Chartered	49,995
	Picacho	Chartered	4,569
	Ras Maersk	Chartered	34,999
	Rio 2016	Chartered	155,709
	Robert Maersk	Chartered	34,801
	Romoe Maersk	Chartered	34,806
	Sallie Knutsen	Chartered	153,617
	Saltram	Chartered	54,627
	Santos	Chartered	6,420
	St James	Chartered	48,005
	Stena Conqueror	Chartered	47,323
	Stena Conquest	Chartered	47,136
	Stena Perros	Chartered	65,086
	Stena Premium	Chartered	65,055
	Stena Progress	Chartered	65,125
	Zouzou	Chartered	50,651

Subtotal Chartered by Us		69	3,931,552

TOTAL		128	8,732,551